WISCONSIN RIVER POWER COMPANY
                       BALANCE SHEETS

                                                      DEDCEMBER 31
                                                          2003
                                                    ---------------
        ASSETS
UTILITY PLANT
Cost when Constructed                               $ 35,032,257.38
Less: Reserve for Depreciation                       (16,600,754.22)
                                                    ---------------
                                                      18,431,503.16

OTHER PROPERTY & INVESTMENTS
Other Physical Property (at cost or less)              1,018,822.16
Stock - Other Companies                                  212,610.00
                                                    ---------------
                                                       1,231,432.16

CURRENT & ACCRUED ASSETS
Cash and Marketable Securities                         7,121,501.41
Accounts Receivable - Other                              150,329.00
Accounts Receivable - Associated Co.                     363,948.80
Mortgage Notes Receivable                                      0.00
Interest Receivable                                            0.00
Materials & Supplies                                     120,490.69
Prepaid Expense                                          526,273.80
                                                    ---------------
                                                       8,282,543.70

DEFERRED DEBITS
Prepaid Pension Benefits                                       0.00
Other                                                    265,591.09
                                                    ---------------
                                                         265,591.09

                                                    ---------------
TOTAL ASSETS                                        $ 28,211,070.11
                                                    ===============


        LIABILITIES AND CAPITAL

CAPITAL STOCK
Common Stock                                        $  9,360,000.00
Retained Earnings                                     15,991,523.61
                                                    ---------------
Total Capital Stock                                   25,351,523.61

CURRENT AND ACCRUED LIABILITIES
Notes Payable                                                  0.00
Accounts Payable                                         179,549.17


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(TABLE CONT'D)

Accounts Payable-Associated Co.                           83,145.25
Notes Payable-Associated Co.                                   0.00
Dividends Payable                                              0.00
Federal and State Income Taxes Accrued                   329,716.11
Property Taxes Accrued                                   326,633.23
Other Accrued Liabilities                                211,397.88
                                                    ---------------
                                                       1,130,441.64

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred Income Taxes                                  1,495,002.48
Deferred Investment Tax Credit                            19,709.09
Postretirement Benefits                                  488,976.00
Other                                                   (274,582.71)
                                                    ---------------
                                                       1,729,104.86

                                                    ---------------
TOTAL LIABILITIES AND CAPITAL                       $ 28,211,070.11
                                                    ===============

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                Wisconsin River Power Company
                   Statement of Net Income
            For the Year Ended December 31, 2003

                                                         2003
                                                    ---------------
OPERATING REVENUES
Sales of Electric Energy-Hydro                      $  6,050,559.00
Sales of Electric Energy-CT                             608,816.62
Sales of Water and Other Revenue                          25,852.18
                                                    ---------------
Total Revenues                                         6,685,227.80

OPERATING EXPENSES
Hydro Operation & Maintenance                          1,470,391.77
CT Operation & Maintenance                                87,604.49
Adiminstrative & General Expenses
     Outside Services                                    474,703.09
     Insurance & Injuries & Damages                      313,172.00
     Other Admin & General Expenses                      312,728.97
Depreciation                                             690,047.59
Taxes
     Federal & State Income Taxes                      1,193,890.75
     Property  and Gross Receipts Taxes                  395,188.32
     Payroll Taxes & Other                                60,462.02
                                                    ---------------
Total Operating Expenses                               4,998,189.00


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(TABLE CONT'D)


NET OPERATING INCOME                                   1,687,038.80

OTHER INCOME & DEDUCTIONS
  OTHER INCOME
     Timber Sales                                        383,286.91
     Gain (Loss) on Land Sales                        12,111,237.19
     Interest, Dividends and Other Revenue               135,917.00
     AFUDC                                               305,166.84
                                                    ---------------
         Total Other Income                           12,935,607.94
  OTHER EXPENSE
     Administrative                                      323,050.86
     Other Expense                                        35,900.37
     Property Tax                                         41,295.82
                                                    ---------------
         Total Other Expense                             400,247.05
                                                    ---------------
Total Before Tax                                      12,535,360.89
    Federal & State Income Tax                         4,795,668.72
                                                    ---------------
Total Other Income & Deductions                        7,739,692.17

                                                    ---------------
INCOME (LOSS) BEFORE INTEREST EXPENSE                  9,426,730.97

Interest Expense                                           1,098.58

                                                    ---------------
NET INCOME (LOSS)                                   $  9,425,632.39
                                                    ===============

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